Exhibit 23.1

Tel: 616-774-7000	200 Ottawa Avenue NW, Suite 300
Fax: 616-776-3680	Grand Rapids, Ml 49503
www.bdo.com

Consent of Independent Registered Public Accounting Firm

Mercantile Bank Corporation

Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 5, 2021, relating to the consolidated financial statements and the effectiveness of Mercantile Bank Corporation’s internal control over financial reporting, of Mercantile Bank Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Grand Rapids, Michigan
February 15, 2022

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.